Press Release Source: Loretta Food Group Inc.

Loretta Acquires Michigan-Based Baking Mix Manufacturer

Acquisition Significantly Expands Loretta's U.S. Operations and Business

Mississauga, Ontario and Monroe, Michigan -- March 16, 2005 - Loretta Baking Mix Products Ltd. ("LBMP"), a wholly-owned subsidiary of Loretta Food Group Inc., announced today that it has acquired the assets formerly of Amendt Corporation ("Amendt") from Monroe Bank & Trust ("MBT"). Pursuant to the terms of this acquisition, MBT, a wholly-owned subsidiary of MBT Financial Corp. (Nasdaq:
MBTF), received cash and shares of LBMP's Class A preferred stock.

Amendt has been a manufacturer of a wide variety of popular baking mix products, including cake mixes, pancake mixes, brownie mixes, pizza crust mixes, and coating mixes. The predecessor company to Amendt began as a flour milling company over 180 years ago, and had evolved into a blender of flour-based baking mix products. The company has manufactured baking mixes, under its brand name, "County Fare", and under private-label, for some of the largest retail chains in the U.S.A.

"The acquisition of this baking mix manufacturing business allows us to further diversify our branded and private label offerings to retailers throughout the United States and Canada", stated Al Burgio, Chairman and CEO of LBMP and Loretta Food Group Inc. "This acquisition, combined with new business recently awarded by certain of our largest customers, will cause LBMP to become our largest operating business unit, significantly increasing our overall sales revenue and expanding our presence both in U.S. and Canadian markets."

In related news, LBMP recently appointed J. Michael Fish as its Chief Operating Officer and Vice President. Mr. Fish has worked for various baking mix manufacturers for over 30 years, including Newly Weds Foods, DCA Food Industries, and ConAgra Foods. From 1993 to August 2004, Mr. Fish was Vice President and General Manager of Amendt. "Michael's responsibilities will include managing the day-to-day operations of our newly acquired baking mix plant", stated Mr. Burgio. "He will also play an integral part in our effort to expand our presence as a diversified food company both in Canada and the United States.

"The Amendt Milling Co name dates back well over a century with its roots in the small community of Monroe, Michigan", stated Michael Fish. "It truly shall be a historic event as the Loretta name is erected on the building which was once the home to Michigan's oldest flour milling company."

The Amendt business, long-time "Home of Lotus Flour", traces its beginnings to the start of the Waterloo Mill in 1820 and the Monroe City Mills in 1840. The two mills combined in 1895 as the Amendt Brothers Mill and incorporated in 1905 as Amendt Milling Co.

The complete terms and conditions of the acquisition can be found on Form 8-k filed with the U.S. Securities and Exchange Commission by Loretta Food Group Inc.

ABOUT LORETTA FOOD GROUP INC.

Loretta Food Group Inc. is a diversified food holding company, with operations in Canada and the United States. The Company manufactures and markets baking mixes, spices, flour products, sugar products, snack foods and other food products, under its brand names, private label and under licensing agreement with various national corporations. Its brand names include "Loretta", 'Donna", "Amigos", "Jimmy Pop Corn", "Sweet Valley", "Rich'n Moist", "Rich'n Fluffy", and "County Fare". Its customers include some of the largest retailers in Canada and the United States. Subsidiaries include Loretta Foods Limited, Bayshore Foods Inc., LF Licensed Products Inc., Loretta Baking Mix Products Ltd., Sweet Valley Food Corporation, and LF Brands Inc., as well as the majority-ownership of Golden Gate Flour Corporation. Loretta Food Group Inc., formerly Monaco Group Inc., is a reporting issuer with the U.S. Securities & Exchange Commission.



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FORWARD LOOKING STATEMENTS

Statements made in this Press Release that state and reflect assumptions, expectations, projections, intentions, and/or beliefs about past and future events are intended as "forward looking statements". You can identify these statements by the fact that they do not relate to historical or current facts. They use words such as "anticipate," "estimate," "project," "forecast," "may," "will," "should," expect," "assume," and other derivations thereof and other words of similar meaning. Any or all of the Loretta Food Group's forward-looking statements may turn out to be wrong. They can be affected by inaccurate assumptions or by known and unknown risks and uncertainties. For a description of many of these risk and uncertainties please refer to the company's filings with the U.S. Securities & Exchange Commission (www.sec.gov).

Contact Information:

Loretta Food Group Inc.
Phone: (905) 678-9250
Fax: (905) 678-0733
Al Burgio, Chairman & CEO
aburgio@lorettafoods.com